Exhibit 99

Humana Reports Fourth Quarter 2011 Financial Results, Updates 2012 Financial Guidance

  2012 EPS guidance raised to a range of $7.50 to $7.70
  Successful 2012 annual enrollment period results in increased full-year membership expectations for Medicare Advantage
  FY11 consolidated revenues grew 10 percent
  FY11 EPS of $8.46, up 31 percent from prior year
  FY11 cash flows from operations of $2.1 billion

LOUISVILLE, Ky.--(BUSINESS WIRE)--February 6, 2012--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended December 31, 2011 (4Q11) of $1.20, compared to $0.63 per share for the quarter ended December 31, 2010 (4Q10). The year-over-year increase of $0.57 per share was primarily due to expenses incurred in 4Q10 that did not recur in 4Q11 together with higher favorable medical claims reserves development in 4Q11 than in 4Q10. The 4Q10 expenses were due to reserves strengthening for the company’s closed block of long-term care business.

Comparison of operating results for the quarter is affected by the items noted below:

Consolidated Results of Operations ($ in millions except EPS)	4Q11 Pretax Income	4Q10 Pretax Income	4Q11 EPS	4Q10 EPS
GAAP	$313	$174	$1.20	$0.63
Reserve strengthening for long-term care business (closed book)(d)	-	139	-	0.52
Favorable prior-period medical claims reserve development(a)	(54)	(38)	(0.21)	(0.14)
Humana Foundation contribution	35	35	0.13	0.13
Non-GAAP(b)	$294	$310	$1.12	$1.14

The year-over-year decline in the company’s fourth quarter consolidated results of operations on a non-GAAP(b) basis primarily reflected the impact of lower earnings in the company’s Employer Group Segment, partially offset by higher earnings in the Retail and Health and Well-Being Services Segments.

For the year ended December 31, 2011 (FY11) the company reported $8.46 in EPS compared to $6.47 for the year ended December 31, 2010 (FY10). The FY11 improved results reflected a lower year-over-year benefit ratio in the company’s Retail Segment, higher average Medicare membership and higher earnings in the company’s Health and Well-Being Services Segment.

Comparison of operating results for the full year is affected by the items noted below:

Consolidated Results of Operations ($ in millions except EPS)	FY11 Pretax Income	FY10 Pretax Income	FY11 EPS	FY10 EPS
GAAP	$2,235	$1,749	$8.46	$6.47
Favorable prior-year medical claims reserve development(a)	(205)	(231)	(0.77)	(0.86)
Write-down of certain deferred acquisition costs, or DAC(c)	-	147	-	0.55
Reserve strengthening for long-term care business (closed book)(d)	-	139	-	0.52
Humana Foundation contribution	35	35	0.13	0.13
Non-GAAP(b)	$2,065	$1,839	$7.82	$6.81

The FY11 consolidated EPS on a non-GAAP (b) basis rose 15 percent from FY10, primarily reflecting similar year-over-year increases in earnings for the company’s Retail and Health and Well-Being Services Segments more than offsetting lower earnings in the company’s Employer Group Segment. Share-repurchase activity during FY11 also contributed to the year-over-year increase in EPS.

“Humana’s ongoing operating discipline and attractive Medicare value proposition bode well for a future of favorable senior demographics and the growing need to rein in national health-care spending – especially in Medicare,” said Michael B. McCallister, Humana’s Chairman of the Board and Chief Executive Officer. “For 2012, we see further growth opportunities in Medicare and, more broadly, in our continuing expansion into adjacencies related to lifelong well-being.”

The company now anticipates EPS for the year ending December 31, 2012 (FY12) in the range of $7.50 to $7.70 versus its previous estimate of $7.40 to $7.60. This increase in FY12 EPS guidance primarily reflects an approximately 40,000-member net increase to the company’s previous expectation for Medicare Advantage membership based upon the recent annual election period for seniors.

Consolidated Highlights

Revenues – 4Q11 consolidated revenues were $9.06 billion, an increase of 9 percent from $8.28 billion in 4Q10, with total premiums and services revenue also up 9 percent compared to the prior year’s quarter. The year-over-year increase in premiums and services revenue was primarily driven by an increase in the company’s Retail and Health and Well-Being Services Segments partially offset by lower premiums and services revenue in the company’s Employer Group Segment.

FY11 consolidated revenues increased 10 percent to $36.83 billion from $33.60 billion in FY10 with total premiums and services revenue also up 10 percent compared to the prior year’s period, as a result of similar segment-level changes as those affecting the fourth quarter year-over-year change.

Benefit expenses – The 4Q11 consolidated benefit ratio (benefit expenses as a percent of premiums) of 81.8 percent decreased by 270 basis points from 84.5 percent for the prior year’s quarter due primarily to a decline in the Retail Segment benefit ratio as described below.

The consolidated benefit ratio for FY11 of 82.1 percent decreased by 80 basis points from the FY10 consolidated benefit ratio of 82.9 percent primarily due to the decline in the benefit ratio for the Retail Segment.

The consolidated benefit ratio year-over-year comparisons were impacted as follows:

Consolidated Benefit Ratio	4Q11	4Q10	FY11	FY10
GAAP	81.8%	84.5%	82.1%	82.9%
Favorable prior-period medical claims reserve development(a)	0.6%	0.4%	0.6%	0.7%
Reserve strengthening for long-term care business (closed book)(d)	-	(1.8%)	-	(0.4%)
Non-GAAP(b)	82.4%	83.1%	82.7%	83.2%

Operating expenses – The consolidated operating cost ratio (operating costs as a percent of total revenues less investment income) of 17.7 percent for 4Q11 compares to 14.9 percent in 4Q10 primarily reflecting increases in this metric for the company’s Retail and Employer Group Segments. A full year of operating expenses for Concentra Inc. (acquired in 4Q10) also contributed to the higher year-over-year ratio since this business carries a higher-than-average operating cost ratio.

The FY11 consolidated operating cost ratio of 14.8 percent increased 160 basis points from 13.2 percent for FY10 primarily due to the same factors impacting the fourth quarter year-over-year comparison together with those described as follows:

Consolidated operating cost ratio	4Q11	4Q10	FY11	FY10
GAAP	17.7%	14.9%	14.8%	13.2%
Write-down of certain DAC(c)	-	-	-	(0.5%)
Humana Foundation contribution	(0.4%)	(0.4%)	(0.1%)	(0.1%)
Non-GAAP(b)	17.3%	14.5%	14.7%	12.6%

Retail Segment Highlights

Pretax results:

  Retail Segment pretax income of $326 million in 4Q11 compares to $250 million in 4Q10. This increase was primarily due to increased average individual Medicare membership and a lower benefit ratio partially offset by a higher operating cost ratio.
  For FY11, pretax earnings for the Retail Segment of $1.59 billion increased by $298 million from FY10 pretax earnings of $1.29 billion. Comparison of operating results for these periods was also affected by the items noted below:

Retail Segment Results ($ in millions)	4Q11 Pretax Income	4Q10 Pretax Income	FY11 Pretax Income	FY10 Pretax Income
GAAP	$326	$250	$1,587	$1,289
Write-down of certain DAC(c)	-	-	-	147
Favorable prior-period medical claims reserve development(a)	(43)	(34)	(147)	(198)
Non-GAAP(b)	$283	$216	$1,440	$1,238

Enrollment:

  Individual Medicare Advantage membership was 1,640,300 at December 31, 2011, an increase of 179,600 members, or 12 percent from 1,460,700 at December 31, 2010 primarily due to a successful enrollment season associated with the 2011 plan year as well as age-in enrollment throughout the year. Year-end 2011 membership included approximately 12,100 members associated with the company’s acquisition of MD Care on December 30, 2011.
  January 2012 individual Medicare Advantage membership approximated 1,813,000, up approximately 173,000 from December 31, 2011 reflecting higher-than-anticipated net membership additions from the recently completed 2012 annual election period.
  Membership in the company’s individual stand-alone Prescription Drug Plans (PDPs) was 2,540,400 at December 31, 2011, up 870,100 or 52 percent compared to 1,670,300 at December 31, 2010. These increases resulted from higher gross sales primarily during the 2011 enrollment season, particularly for the company’s innovative Humana-Walmart plan offering, supplemented by dual-eligible and age-in enrollments throughout the year.
  January 2012 individual stand-alone PDP membership grew to approximately 2,825,000, an increase of approximately 285,000 from December 31, 2011, in the range of the company’s expectations.
  HumanaOne® medical membership increased to 433,600 at December 31, 2011, an increase of 61,300, or 16 percent, from 372,300 at December 31, 2010.
  Membership in individual specialty products(e) of 782,500 at December 31, 2011 increased 53 percent from 510,000 at December 31, 2010 driven primarily by increased sales in dental offerings.

Premiums and services revenue:

  4Q11 premiums and services revenue for the Retail Segment was $5.31 billion, an increase of 13 percent from $4.69 billion in 4Q10. The increase was primarily the result of 11 percent higher average Medicare Advantage membership year over year.

Benefit expenses:

  The 4Q11 benefit ratio for the Retail Segment was 79.0 percent, a decrease of 270 basis points from 81.7 percent in 4Q10. The year-over-year decrease in the benefit ratio is primarily due to continued progress with cost-reduction and outcome-enhancing strategies, including care coordination and disease management, combined with an increased percent of Retail membership from stand-alone PDPs that carry a lower benefit ratio. Favorable prior-period reserve development impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Retail Segment Benefit Ratio	4Q11	4Q10
GAAP	79.0%	81.7%
Favorable prior-period medical claims reserve development(a)	0.8%	0.7%
Non-GAAP(b)	79.8%	82.4%

Operating costs:

  The Retail Segment’s operating cost ratio of 14.7 percent in 4Q11 increased 190 basis points from 12.8 percent in 4Q10. The increase was primarily the result of expenses incurred in preparation for anticipated higher year-over-year Medicare membership additions associated with the 2012 plan year together with a higher percentage of average membership in stand-alone PDP offerings that carry a higher operating cost ratio than other Medicare products.

Employer Group Segment Highlights

Pretax results:

  Employer Group Segment pretax loss of $51 million in 4Q11 compares to a pretax income of $29 million in 4Q10 due primarily to higher year-over-year benefit and operating cost ratios.
  For FY11, pretax earnings for the Employer Group Segment of $242 million decreased by $46 million versus FY10 pretax earnings of $288 million. Favorable prior-period reserve development impacted the year-over-year comparisons of the pretax results for this segment as follows:

Employer Group Segment Results ($ in millions)	4Q11 Pretax Loss	4Q10 Pretax Income	FY11 Pretax Income	FY10 Pretax Income
GAAP	($51)	$29	$242	$288
Favorable prior-period medical claims reserve development(a)	(10)	(4)	(52)	(33)
Non-GAAP(b)	($61)	$25	$190	$255

Enrollment:

  Group Medicare Advantage membership was 318,200 at December 31, 2011, an increase of 16,900 members, or 6 percent, from 301,300 at December 31, 2010.
  January 2012 group Medicare Advantage membership approximated 386,000, up approximately 68,000 members from December 31, 2011.
  Group fully-insured commercial medical membership declined to 1,180,200 at December 31, 2011, a decrease of 72,000 or 6 percent, from 1,252,200 at December 31, 2010. This decline primarily reflected continued dedication to pricing discipline in a highly competitive environment for large group business partially offset by small group business membership gains. Approximately 56 percent of group fully-insured commercial medical membership was in small group accounts at December 31, 2011 versus 48 percent at December 31, 2010.
  Group administrative services only (ASO) commercial medical membership declined to 1,292,300 at December 31, 2011, a decrease of 161,300, or 11 percent, from 1,453,600 at December 31, 2010. This decline reflected a continuation of discipline in pricing services for self-funded accounts amid a highly competitive environment.
  Membership in Employer Group specialty products(e) of 6,532,600 at December 31, 2011 remained essentially flat from 6,517,500 at December 31, 2010.

Premiums and services revenue:

  4Q11 premiums and services revenue for the Employer Group Segment were $2.30 billion, down approximately 2 percent from $2.35 billion in 4Q10 primarily reflecting the impacts of reduced group commercial fully-insured membership and rebates associated with minimum medical loss ratio regulatory requirements which became effective in 2011. Rebates result in the recognition of lower premium revenues, as amounts are set aside for payments to commercial customers during the following year.

Benefit expenses:

  4Q11 benefit ratio for the Employer Group Segment was 86.4 percent, an increase of 200 basis points, from 84.4 percent for 4Q10. The year-over-year increase in the benefit ratio primarily reflects rebates associated with minimum medical loss ratio regulatory requirements which became effective in 2011, together with a higher percentage of members in group Medicare Advantage plans (which carry a higher benefit ratio than commercial fully-insured accounts). These items were partially offset by the impact of prior-period reserve development, which impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Employer Group Segment Benefit Ratio	4Q11	4Q10
GAAP	86.4%	84.4%
Favorable prior-period medical claims reserve development(a)	0.5%	0.2%
Non-GAAP(b)	86.9%	84.6%

Operating costs:

  The Employer Group Segment’s operating cost ratio was 18.8 percent in 4Q11, an increase of 130 basis points from 17.5 percent in 4Q10 primarily reflecting the impact of lower premium revenues due to rebates associated with minimum medical loss ratio requirements which became effective in 2011.

Health and Well-Being Services Segment Highlights

Pretax results:

  Health and Well-Being Services Segment pretax income of $85 million in 4Q11 increased 93 percent compared to $44 million in 4Q10 reflecting growth in the company’s pharmacy solutions business as well as the addition of the Concentra business acquired in December 2010.
  For FY11, pretax earnings for the Health and Well-Being Services Segment of $353 million increased by $134 million from FY10 pretax earnings of $219 million, reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Revenues:

  Revenues of $2.90 billion in 4Q11 for the Health and Well-Being Services Segment increased 32 percent from $2.20 billion in 4Q10. This increase was primarily due to growth in the company’s pharmacy solutions business together with the addition of the Concentra business acquired in December 2010.

Operating costs:

  The Health and Well-Being Services Segment’s operating cost ratio of 96.3 percent in 4Q11 decreased by 140 basis points from 97.7 percent in 4Q10 primarily due to scale efficiencies related to growth in the pharmacy solutions business.

Balance Sheet

  At December 31, 2011, the company had cash, cash equivalents, and investment securities of $10.83 billion, up 8 percent from $10.05 billion at December 31, 2010 reflecting higher balances associated with increased earnings for FY11 versus FY10.
  Parent company cash and investments of $494 million at December 31, 2011 decreased $140 million from $634 million at September 30, 2011, primarily reflecting cash dividends to stockholders and acquisition activity during 4Q11. Cash and investments at the parent decreased $59 million year over year compared to $553 million held at the parent at December 31, 2010 as increased dividends from subsidiaries during FY11 were more than offset by share repurchases, cash dividends to stockholders and acquisition activity.
  Days in claims payable of 52.5 at December 31, 2011 decreased 1.7 days from 54.2 days at September 30, 2011 primarily due to a significant decline in unprocessed claims inventories. The days unprocessed claims on hand declined to 2.8 days at December 31, 2011 from 5.7 days at September 30, 2011.
  Debt-to-total capitalization at December 31, 2011 was 17.1 percent, down 40 basis points from 17.5 percent at September 30, 2011, and down 230 basis points compared to 19.4 percent at December 31, 2010 primarily driven by higher earnings for FY11 versus FY10.

Cash Flows from Operations

Cash flows used in operations for 4Q11 were $1.80 billion compared to cash flows used in operations of $47 million in 4Q10. The company also evaluates operating cash flows on a non-GAAP basis:

Net cash from operating activities (in millions)	4Q11 Cash Flows	4Q10 Cash Flows
GAAP use of cash	($1,797)	($47)
Timing of premium payment from CMS(f)	1,796	--
Non-GAAP (b) use of cash	($1)	($47)

The year-over-year increase in the non-GAAP (b) cash flows from operations is due to the effect on cash flows of changes in working capital accounts, including higher net income year over year.

FY11 cash flows from operations of $2.08 billion compared to $2.24 billion for FY10 primarily due to changes in working capital accounts partially offset by higher net income year over year.

Share Repurchase Program and Cash Dividend

  In April 2011, the company’s Board of Directors replaced its previous share repurchase authorization with a new authorization for share repurchases of up to $1 billion. During FY11, the company repurchased 6,755,400 of its outstanding shares at an average price per share of $72.75. As of December 31, 2011, approximately $561 million of the April 2011 share repurchase authorization was remaining, with an expiration date of June 30, 2013.
  In April 2011, the company’s Board of Directors also initiated a quarterly cash dividend policy. A cash dividend payment of approximately $41 million, or $0.25 per share, for stockholders of record as of December 30, 2011, was paid on January 31, 2012. Stockholders received cash dividend payments of approximately $82 million in 2011.

Footnotes

(a) Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, we disclose the amount that is not in the ordinary course of business.

(b) The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(c) During the second quarter of 2010, the company recognized an impairment of deferred acquisition cost (DAC) assets associated with its Individual Major Medical line of business of $147 million. The related DAC included amounts associated with commissions, underwriting and other policy issuance costs. Given then impending changes to this business associated with health insurance reform, a substantial portion of the DAC was determined to be not recoverable from future income.

(d) During the fourth quarter of 2010, the company strengthened future policy benefit reserves related to our closed block of long-term care policies in the amount of $139 million. This block of 35,000 policies was acquired in connection with our acquisition of KMG America in late 2007. No policies in this block have been sold since 2005.

(e) The company provides a full range of insured specialty products including dental, vision and other supplemental health and financial protection products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

(f) Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year’s Day), the company receives this payment at the end of the previous month. Therefore, 4Q11 included two monthly Medicare payments compared to three monthly Medicare payments during 4Q10.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  Health insurance reform legislation, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company's medical and administrative costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans), lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.
  Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation and litigation and government requests for information related to certain aspects of its Florida subsidiary operations, the outcome of any of which could result in substantial monetary damages, penalties, fines or other sanctions. Increased litigation or regulatory action and any related negative publicity could increase the company’s cost of doing business.
  Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.
  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Federal government contracts account for a substantial portion of Humana’s revenue and earnings. A delay by Congress in raising the federal government’s debt ceiling, should it occur, could lead to a reduction, suspension or cancellation of federal government spending that could, in turn, have a material adverse effect on Humana’s business and profitability.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2010;
  Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011;
  Form 8-Ks filed during 2011 and 2012.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information

Humana Inc. – Earnings Guidance Points as of February 6, 2012

(in accordance with	For the year ending December 31, 2012	Comments
Generally Accepted	(see key assumptions below)	(excludes impact of pending acquisitions)
Accounting Principles)
Diluted earnings per common	Full year 2012: $7.50 to $7.70	Excludes the impact of future share
share (EPS)	First quarter 2012: $1.35 to $1.45	repurchases
Anticipates weighted average shares
outstanding of 167 million
Revenues	Consolidated revenues: $38.75 billion to $39.25 billion	Includes expected investment income in the
range of $375 million to $395 million

	Total revenues:	Segment-level revenues include investment
	Retail Segment: $24.25 billion to $24.75 billion	income and intersegment amounts that
	Employer Group Segment: $10.50 billion to $11.00 billion	eliminate in consolidation
Health and Well-Being Services Segment: $13.25 billion to $13.75 billion
Other Businesses: $2.50 billion to $2.75 billion
Ending medical membership	Retail Segment:
versus prior year end	Medicare Advantage: Up 185,000 to 195,000
Medicare stand-alone PDPs: Up 500,000 to 600,000
HumanaOne: Up approximately 45,000
Medicare supplement: Up 30,000 to 40,000
Employer Group Segment:
Medicare Advantage: Up approximately 65,000 to 75,000
Commercial medical fully-insured: Up 50,000 to 60,000
Commercial medical ASO: Down 60,000 to 70,000
Benefit ratios	Retail Segment: 83.5% to 84.5%	Benefit expenses as a percent of premiums
Employer Group Segment: 85.0% to 86.0%
Operating cost ratios	Consolidated: 14.25% to 14.75%	Operating costs as a percent of total
	Health & Well-Being Services Segment: 95.75% to 96.25%	revenues excluding investment income
Consolidated ratio assumes new TRICARE
South Region contract will be accounted
for on an ASO basis
Consolidated depreciation	$320 million to $340 million	Approximately $40 million is expected to be
and amortization (cash		included in benefits expense on the income
flows statement)		statement
Consolidated interest expense	$105 million to $110 million
Detailed pretax results and	Retail Segment: $1.30 billion to $1.35 billion; 5.3% to 5.5% pretax	Segment-level pretax results and margins
margins	margin	include the impact of investment income
Employer Group Segment: $125 million to $175 million; 1.3% to 1.5%
pretax margin
Health and Well-Being Services Segment: $425 million to $475 million;
3.0% to 3.5% pretax margin
Effective Tax Rate	36.0% to 36.5%
Cash flows from operations	$1.8 billion to $2.0 billion
Capital expenditures	Approximately $350 million

Humana Inc.
Statistical Schedules
And
Supplementary Information
4Q11 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
4Q11 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	4Q11 Segment Financial Information
S-6	FY11 Segment Financial Information
S-7	4Q10 Segment Financial Information
S-8	FY10 Segment Financial Information
S-9	Consolidated Balance Sheets
S-10-11	Consolidated Statements of Cash Flows
S-12	Key Income Statement Ratios and Segment Operating Results
S-13	Membership Detail
S-14-15	Premiums and Services Revenue Detail
S-16	Medicare Summary
S-17	Investments
S-18-20	Benefits Payable
S-21	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In millions, except per common share results

	Three Months Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$8,638	$8,039	$599	7.5%
Services	325	161	164	101.9%
Investment income	93	76	17	22.4%
Total revenues	9,056	8,276	780	9.4%
Operating expenses:
Benefits	7,062	6,789	273	4.0%
Operating costs	1,585	1,224	361	29.5%
Depreciation and amortization	69	62	7	11.3%
Total operating expenses	8,716	8,075	641	7.9%
Income from operations	340	201	139	69.2%
Interest expense	27	27	0	0.0%
Income before income taxes	313	174	139	79.9%
Provision for income taxes	114	67	47	70.1%
Net income	$199	$107	$92	86.0%

Basic earnings per common share	$1.22	$0.64	$0.58	90.6%
Diluted earnings per common share	$1.20	$0.63	$0.57	90.5%

Shares used in computing basic earnings per common share (000's)	163,238	166,883
Shares used in computing diluted earnings per common share (000's)	165,632	169,303

S-3

Humana Inc.
Consolidated Statements of Income
In millions, except per common share results

	Year Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$35,106	$32,712	$2,394	7.3%
Services	1,360	555	805	145.0%
Investment income	366	329	37	11.2%
Total revenues	36,832	33,596	3,236	9.6%
Operating expenses:
Benefits	28,823	27,117	1,706	6.3%
Operating costs	5,395	4,380	1,015	23.2%
Depreciation and amortization	270	245	25	10.2%
Total operating expenses	34,488	31,742	2,746	8.7%
Income from operations	2,344	1,854	490	26.4%
Interest expense	109	105	4	3.8%
Income before income taxes	2,235	1,749	486	27.8%
Provision for income taxes	816	650	166	25.5%
Net income	$1,419	$1,099	$320	29.1%

Basic earnings per common share	$8.58	$6.55	$2.03	31.0%
Diluted earnings per common share	$8.46	$6.47	$1.99	30.8%

Shares used in computing basic earnings per common share (000's)	165,413	167,782
Shares used in computing diluted earnings per common share (000's)	167,827	169,798

S-4

Humana Inc.
4Q11 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,454	$789	$-	$-	$-	$5,243
Medicare stand-alone PDP	580	2	-	57	-	639
Total Medicare	5,034	791	-	57	-	5,882
Fully-insured	233	1,181	-	-	-	1,414
Specialty	35	237	-	-	-	272
Military services	-	-	-	814	-	814
Medicaid and other (A)	-	-	-	256	-	256
Total premiums	5,302	2,209	-	1,127	-	8,638
Services revenue:
Provider	-	-	222	-	-	222
ASO and other (B)	4	87	-	9	-	100
Pharmacy	-	-	3	-	-	3
Total services revenue	4	87	225	9	-	325
Total revenues - external customers	5,306	2,296	225	1,136	-	8,963

Intersegment revenues
Services	-	4	2,185	-	(2,189)	-
Products	-	-	490	-	(490)	-
Total intersegment revenues	-	4	2,675	-	(2,679)	-
Investment income	19	12	-	14	48	93
Total revenues	5,325	2,312	2,900	1,150	(2,631)	9,056

Operating expenses:
Benefits	4,190	1,909	-	1,036	(73)	7,062
Operating costs	779	433	2,794	110	(2,531)	1,585
Depreciation and amortization	30	21	21	3	(6)	69
Total operating expenses	4,999	2,363	2,815	1,149	(2,610)	8,716
Income from operations	326	(51)	85	1	(21)	340
Interest expense	-	-	-	-	27	27
Income (loss) before income taxes	$326	$(51)	$85	$1	$(48)	$313

Benefit ratio	79.0%	86.4%		91.9%		81.8%
Operating cost ratio	14.7%	18.8%	96.3%	9.7%		17.7%

S-5

Humana Inc.
FY11 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$18,100	$3,152	$-	$-	$-	$21,252
Medicare stand-alone PDP	2,317	8	-	253	-	2,578
Total Medicare	20,417	3,160	-	253	-	23,830
Fully-insured	861	4,782	-	-	-	5,643
Specialty	124	935	-	-	-	1,059
Military services	-	-	-	3,616	-	3,616
Medicaid and other (A)	-	-	-	958	-	958
Total premiums	21,402	8,877	-	4,827	-	35,106
Services revenue:
Provider	-	-	892	-	-	892
ASO and other (B)	16	356	-	85	-	457
Pharmacy	-	-	11	-	-	11
Total services revenue	16	356	903	85	-	1,360
Total revenues - external customers	21,418	9,233	903	4,912	-	36,466

Intersegment revenues
Services	-	14	8,510	-	(8,524)	-
Products	-	-	1,820	-	(1,820)	-
Total intersegment revenues	-	14	10,330	-	(10,344)	-
Investment income	76	48	-	54	188	366
Total revenues	21,494	9,295	11,233	4,966	(10,156)	36,832

Operating expenses:
Benefits	17,383	7,318	-	4,411	(289)	28,823
Operating costs	2,405	1,650	10,798	461	(9,919)	5,395
Depreciation and amortization	119	85	82	10	(26)	270
Total operating expenses	19,907	9,053	10,880	4,882	(10,234)	34,488
Income from operations	1,587	242	353	84	78	2,344
Interest expense	-	-	-	-	109	109
Income (loss) before income taxes	$1,587	$242	$353	$84	$(31)	$2,235

Benefit ratio	81.2%	82.4%		91.4%		82.1%
Operating cost ratio	11.2%	17.8%	96.1%	9.4%		14.8%

S-6

Humana Inc.
4Q10 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,024	$761	$-	$-	$-	$4,785
Medicare stand-alone PDP	447	2	-	13	-	462
Total Medicare	4,471	763	-	13	-	5,247
Fully-insured	194	1,264	-	-	-	1,458
Specialty	22	222	-	-	-	244
Military services	-	-	-	858	-	858
Medicaid and other (A)	-	-	-	232	-	232
Total premiums	4,687	2,249	-	1,103	-	8,039
Services revenue:
Provider	-	-	24	-	-	24
ASO and other (B)	3	101	-	33	-	137
Pharmacy	-	-	-	-	-	-
Total services revenue	3	101	24	33	-	161
Total revenues - external customers	4,690	2,350	24	1,136	-	8,200

Intersegment revenues
Services	-	3	1,819	-	(1,822)	-
Products	-	-	355	-	(355)	-
Total intersegment revenues	-	3	2,174	-	(2,177)	-
Investment income	18	10	-	11	37	76
Total revenues	4,708	2,363	2,198	1,147	(2,140)	8,276

Operating expenses:
Benefits	3,828	1,899	-	1,127	(65)	6,789
Operating costs	600	412	2,148	127	(2,063)	1,224
Depreciation and amortization	30	23	6	3	-	62
Total operating expenses	4,458	2,334	2,154	1,257	(2,128)	8,075
Income from operations	250	29	44	(110)	(12)	201
Interest expense	-	-	-	-	27	27
Income (loss) before income taxes	$250	$29	$44	$(110)	$(39)	$174

Benefit ratio	81.7%	84.4%		102.2%		84.5%
Operating cost ratio	12.8%	17.5%	97.7%	11.2%		14.9%

S-7

Humana Inc.
FY10 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$16,265	$3,021	$-	$-	$-	$19,286
Medicare stand-alone PDP	1,959	5	-	355	-	2,319
Total Medicare	18,224	3,026	-	355	-	21,605
Fully-insured	746	5,169	-	-	-	5,915
Specialty	82	885	-	-	-	967
Military services	-	-	-	3,462	-	3,462
Medicaid and other (A)	-	-	-	763	-	763
Total premiums	19,052	9,080	-	4,580	-	32,712
Services revenue:
Provider	-	-	34	-	-	34
ASO and other (B)	11	395	-	115	-	521
Pharmacy	-	-	-	-	-	-
Total services revenue	11	395	34	115	-	555
Total revenues - external customers	19,063	9,475	34	4,695	-	33,267

Intersegment revenues
Services	-	12	7,494	-	(7,506)	-
Products	-	-	1,292	-	(1,292)	-
Total intersegment revenues	-	12	8,786	-	(8,798)	-
Investment income	80	42	-	43	164	329
Total revenues	19,143	9,529	8,820	4,738	(8,634)	33,596

Operating expenses:
Benefits	15,624	7,486	-	4,253	(246)	27,117
Operating costs	2,113	1,662	8,575	475	(8,445)	4,380
Depreciation and amortization	117	93	26	12	(3)	245
Total operating expenses	17,854	9,241	8,601	4,740	(8,694)	31,742
Income from operations	1,289	288	219	(2)	60	1,854
Interest expense	-	-	-	-	105	105
Income (loss) before income taxes	$1,289	$288	$219	$(2)	$(45)	$1,749

Benefit ratio	82.0%	82.4%		92.9%		82.9%
Operating cost ratio	11.1%	17.5%	97.2%	10.1%		13.2%

S-8

Humana Inc.
Consolidated Balance Sheets
Dollars in millions, except share amounts
	December 31,	December 31,	Sequential Change
	2011	2010	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$1,377	$1,673
Investment securities	7,743	6,873
Receivables, net	1,034	959
Other	1,027	632
Total current assets	11,181	10,137	$1,044	10.3%

Property and equipment, net	912	815
Long-term investment securities	1,710	1,500
Goodwill	2,740	2,568
Other	1,165	1,083
Total assets	17,708	16,103	$1,605	10.0%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	3,754	3,469
Trade accounts payable and accrued expenses	1,783	1,681
Book overdraft	306	409
Unearned revenues	213	185
Total current liabilities	6,056	5,744	$312	5.4%

Long-term debt	1,659	1,669
Future policy benefits payable	1,663	1,493
Other long-term liabilities	267	273
Total liabilities	9,645	9,179	$466	5.1%

Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 193,230,310 issued at December 31, 2011	32	32
Capital in excess of par value	1,938	1,737
Retained earnings	6,825	5,529
Accumulated other comprehensive income	303	120
Treasury stock, at cost, 29,225,996 shares at December 31, 2011	(1,035)	(494)
Total stockholders' equity	8,063	6,924	$1,139	16.5%
Total liabilities and stockholders' equity	$17,708	$16,103	$1,605	10.0%

Debt-to-total capitalization ratio	17.1%	19.4%

S-9

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in millions
	Three Months Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$199	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78	66
Net realized capital (gains) losses	(4)	7
Stock-based compensation	14	11
Provision for (benefit from) deferred income taxes	10	(83)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	2	(42)
Other assets	22	(39)
Benefits payable	(143)	(258)
Other liabilities	(198)	201
Unearned revenues	(1,794)	(31)
Other	17	14
Net cash used in operating activities	(1,797)	(47)	($1,750)	nm

Cash flows from investing activities
Acquisitions, net of cash acquired	(212)	(822)
Purchases of property and equipment	(120)	(70)
Purchases of investment securities	(1,011)	(1,007)
Proceeds from maturities of investment securities	485	257
Proceeds from sales of investment securities	634	714
Change in securities lending collateral	9	(18)
Net cash used in investing activities	(215)	(946)	$731	-77.3%

Cash flows from financing activities
Receipts from CMS contract deposits	382	437
Withdrawals from CMS contract deposits	(985)	(877)
Change in book overdraft	7	168
Change in securities lending payable	(11)	18
Excess tax benefit from stock-based compensation	3	-
Dividends paid	(41)	-
Proceeds from stock option exercises and other	15	(3)
Net cash used in financing activities	(630)	(257)	($373)	145.1%

Decrease in cash and cash equivalents	(2,642)	(1,250)
Cash and cash equivalents at beginning of period	4,019	2,923

Cash and cash equivalents at end of period	$1,377	$1,673

S-10

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in millions
	Year Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$1,419	$1,099
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303	263
Net realized capital gains	(11)	(6)
Stock-based compensation	67	63
Provision for (benefit from) deferred income taxes	22	(199)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(75)	(27)
Other assets	(183)	81
Benefits payable	256	247
Other liabilities	194	722
Unearned revenues	26	(46)
Other	61	45
Net cash provided by operating activities	2,079	2,242	($163)	-7.3%

Cash flows from investing activities
Acquisitions, net of cash acquired	(226)	(833)
Purchases of property and equipment	(336)	(222)
Purchases of investment securities	(3,678)	(4,589)
Proceeds from maturities of investment securities	1,569	1,750
Proceeds from sales of investment securities	1,259	2,012
Change in securities lending collateral	54	71
Net cash used in investing activities	(1,358)	(1,811)	$453	-25.0%

Cash flows from financing activities
Receipts from CMS contract deposits	2,517	1,757
Withdrawals from CMS contract deposits	(2,895)	(1,994)
Change in book overdraft	(103)	35
Change in securities lending payable	(56)	(71)
Common stock repurchases	(541)	(108)
Excess tax benefit from stock-based compensation	15	2
Dividends paid	(82)	-
Proceeds from stock option exercises and other	128	8
Net cash used in financing activities	(1,017)	(371)	($646)	174.1%

(Decrease) increase in cash and cash equivalents	(296)	60
Cash and cash equivalents at beginning of period	1,673	1,613

Cash and cash equivalents at end of period	$1,377	$1,673

S-11

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in millions

	Three Months Ended December 31,				Year Ended December 31,
				Percentage				Percentage
	2011	2010	Difference	Change	2011	2010	Difference	Change
Benefit ratio
Retail	79.0%	81.7%	-2.7%		81.2%	82.0%	-0.8%
Employer Group	86.4%	84.4%	2.0%		82.4%	82.4%	0.0%
Other Businesses	91.9%	102.2%	-10.3%		91.4%	92.9%	-1.5%
Consolidated	81.8%	84.5%	-2.7%		82.1%	82.9%	-0.8%

Operating cost ratio (C)
Retail	14.7%	12.8%	1.9%		11.2%	11.1%	0.1%
Employer Group	18.8%	17.5%	1.3%		17.8%	17.5%	0.3%
Health and Well-Being Services	96.3%	97.7%	-1.4%		96.1%	97.2%	-1.1%
Other Businesses	9.7%	11.2%	-1.5%		9.4%	10.1%	-0.7%
Consolidated	17.7%	14.9%	2.8%		14.8%	13.2%	1.6%

Detail of pretax income (loss)
Retail	$326	$250	$76	30.4%	$1,587	$1,289	$298	23.1%
Employer Group	($51)	$29	($80)	-275.9%	$242	$288	($46)	-16.0%
Health and Well-Being Services	$85	$44	$41	93.2%	$353	$219	$134	61.2%
Other Businesses	$1	($110)	$111	100.9%	$84	($2)	$86	nm
Consolidated	$313	$174	$139	79.9%	$2,235	$1,749	$486	27.8%

S-12

Humana Inc.
Membership Detail
In thousands
	Ending	Average	Ending	Year-over-year Change		Ending	Sequential Change
	December 31, 2011	4Q11	December 31, 2010	Amount	Percent	September 30, 2011	Amount	Percent
Medical Membership:
Retail
Medicare Advantage	1,640.3	1,621.2	1,460.7	179.6	12.3%	1,613.4	26.9	1.7%
Medicare stand-alone PDPs	2,540.4	2,516.3	1,670.3	870.1	52.1%	2,478.1	62.3	2.5%
Individual commercial	433.6	430.1	372.3	61.3	16.5%	424.0	9.6	2.3%
Medicare Supplement	59.6	58.5	38.9	20.7	53.2%	56.7	2.9	5.1%
Total Retail	4,673.9	4,626.1	3,542.2	1,131.7	31.9%	4,572.2	101.7	2.2%

Employer Group
Medicare Advantage	290.6	289.9	273.1	17.5	6.4%	287.9	2.7	0.9%
Medicare Advantage ASO	27.6	27.6	28.2	(0.6)	-2.1%	27.6	-	0.0%
Medicare stand-alone PDPs	4.2	4.2	2.4	1.8	75.0%	4.2	-	0.0%
Fully-insured medical commercial	1,180.2	1,178.3	1,252.2	(72.0)	-5.7%	1,181.3	(1.1)	-0.1%
ASO commercial	1,292.3	1,289.7	1,453.6	(161.3)	-11.1%	1,287.0	5.3	0.4%
Total Employer Group	2,794.9	2,789.7	3,009.5	(214.6)	-7.1%	2,788.0	6.9	0.2%

Other Businesses
Military Services	3,028.1	3,024.0	3,027.8	0.3	0.0%	3,025.9	2.2	0.1%
Medicaid and other	614.2	616.9	621.0	(6.8)	-1.1%	621.5	(7.3)	-1.2%
LI-NET (D)	73.5	73.9	86.1	(12.6)	-14.6%	74.6	(1.1)	-1.5%
Total Other Businesses	3,715.8	3,714.8	3,734.9	(19.1)	-0.5%	3,722.0	(6.2)	-0.2%

Total Medical Membership	11,184.6	11,130.6	10,286.6	898.0	8.7%	11,082.2	102.4	0.9%

Specialty Membership:
Retail
Dental - fully-insured	579.6	576.9	383.9	195.7	51.0%	564.7	14.9	2.6%
Vision	83.8	82.9	51.7	32.1	62.1%	79.3	4.5	5.7%
Other supplemental benefits (E)	119.1	116.5	74.4	44.7	60.1%	111.6	7.5	6.7%
Total Retail	782.5	776.3	510.0	272.5	53.4%	755.6	26.9	3.6%

Employer Group
Dental - fully-insured	2,283.9	2,278.1	2,254.5	29.4	1.3%	2,259.5	24.4	1.1%
Dental - ASO	869.9	869.4	1,242.3	(372.4)	-30.0%	876.9	(7.0)	-0.8%
Vision	2,329.6	2,308.8	2,134.7	194.9	9.1%	2,272.8	56.8	2.5%
Other supplemental benefits (E)	1,049.2	1,039.8	886.0	163.2	18.4%	1,010.1	39.1	3.9%
Total Employer Group	6,532.6	6,496.1	6,517.5	15.1	0.2%	6,419.3	113.3	1.8%

Total Specialty Membership	7,315.1	7,272.4	7,027.5	287.6	4.1%	7,174.9	140.2	2.0%

S-13

Humana Inc.
Premiums and Services Revenue Detail
Dollars in millions, except per member per month

					Per Member per Month (F)
	Three Months Ended December 31,				Three Months Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$4,454	$4,024	$430	10.7%	$916	$918
Medicare stand-alone PDPs	580	447	133	29.8%	$77	$89
Individual commercial	205	175	30	17.1%	$159	$157
Medicare Supplemental	28	19	9	47.4%	$160	$164
Specialty	35	22	13	59.1%	$15	$15
ASO & other services (B)	4	3	1	33.3%
Total Retail	5,306	4,690	616	13.1%

Employer Group:
Medicare Advantage	789	761	28	3.7%	$907	$927
Medicare stand-alone PDPs	2	2	-	0.0%
Fully-insured medical commercial	1,181	1,264	(83)	-6.6%	$334	$337
Specialty	237	222	15	6.8%	$14	$14
ASO & other services (B)	91	104	(13)	-12.5%
Total Employer Group	2,300	2,353	(53)	-2.3%

Health and Well-Being Services:
Pharmacy solutions	2,550	2,074	476	23.0%
Primary care services	268	66	202	306.1%
Home care services	29	14	15	107.1%
Integrated wellness services	53	44	9	20.5%
Total Health and Well-Being Services	2,900	2,198	702	31.9%

Other Businesses:
Military services (G)	821	876	(55)	-6.3%	$157	$163
LI-NET (D)	57	13	44	338.5%	$257	$51
Medicaid and other (H)	258	247	11	4.5%	$138	$125
Total Other Businesses	1,136	1,136	-	0.0%

S-14

Humana Inc.
Premiums and Services Revenue Detail
Dollars in millions, except per member per month

					Per Member per Month (F)
	Year Ended December 31,				Year Ended December 31,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$18,100	$16,265	$1,835	11.3%	$939	$930
Medicare stand-alone PDPs	2,317	1,959	358	18.3%	$80	$96
Individual commercial	757	676	81	12.0%	$156	$152
Medicare Supplemental	104	70	34	48.6%	$161	$162
Specialty	124	82	42	51.2%	$15	$15
ASO & other services (B)	16	11	5	45.5%
Total Retail	21,418	19,063	2,355	12.4%

Employer Group:
Medicare Advantage	3,152	3,021	131	4.3%	$923	$931
Medicare stand-alone PDPs	8	5	3	60.0%
Fully-insured medical commercial	4,782	5,169	(387)	-7.5%	$338	$332
Specialty	935	885	50	5.6%	$14	$14
ASO & other services (B)	370	407	(37)	-9.1%
Total Employer Group	9,247	9,487	(240)	-2.5%

Health and Well-Being Services:
Pharmacy solutions	9,897	8,410	1,487	17.7%
Primary care services	1,065	191	874	457.6%
Home care services	84	39	45	115.4%
Integrated wellness services	187	180	7	3.9%
Total Health and Well-Being Services	11,233	8,820	2,413	27.4%

Other Businesses:
Military services (G)	3,690	3,547	143	4.0%	$173	$164
LI-NET (D)	253	355	(102)	-28.7%	$247	$275
Medicaid and other (H)	969	793	176	22.2%	$129	$129
Total Other Businesses	4,912	4,695	217	4.6%

S-15

Humana Inc.
Medicare Summary
Premiums in millions
Membership in thousands
					Per Member per Month (F)
	Three Months Ended December 31,		Year-over-year Change		Three Months Ended December 31,
	2011	2010	Amount	Percent	2011	2010
Premiums
Medicare Advantage	$5,243	$4,785	$458	9.6%	$914	$920
Medicare stand-alone PDPs	639	462	177	38.3%	$82	$87
Total Medicare	$5,882	$5,247	$635	12.1%

					Per Member per Month (F)
	Year Ended December 31,		Year-over-year Change		Year Ended December 31,
	2011	2010	Amount	Percent	2011	2010
Premiums
Medicare Advantage	$21,252	$19,286	$1,966	10.2%	$937	$931
Medicare stand-alone PDPs	2,578	2,319	259	11.2%	$86	$106
Total Medicare	$23,830	$21,605	$2,225	10.3%

	Ending	Ending	Year-over-year Change
	December 31, 2011	December 31, 2010	Amount	Percent
Fully-Insured Membership
Medicare Advantage	1,930.9	1,733.8	197.1	11.4%
Medicare stand-alone PDPs	2,618.1	1,758.8	859.3	48.9%
Total Medicare	4,549.0	3,492.6	1,056.4	30.2%

S-16

Humana Inc.	Fair value
Investments
Dollars in millions
	12/31/2011	9/30/2011	12/31/2010
Investment Portfolio:
Cash & cash equivalents	$1,377	$4,019	$1,673
Investment securities	7,743	7,865	6,873
Long-term investments	1,710	1,696	1,500
Total investment portfolio	$10,830	$13,580	$10,046

Duration (I)	3.94	3.10	3.96
Average Credit Rating	AA-	AA	AA

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	-	$5	$25
Asset-backed securities	-	-	25
	-	$5	$50

Investment Portfolio Detail:
Cash and cash equivalents	$1,377	$4,019	$1,673
U.S. Government and agency obligations
U.S. Treasury and agency obligations	725	881	712
U.S. Government residential mortgage-backed	1,751	1,768	1,635
U.S. Government commercial mortgage-backed	33	33	29
Total U.S. Government and agency obligations	2,509	2,682	2,376
Tax-exempt municipal securities
Pre-refunded	332	329	344
Insured	634	633	597
Other	1,874	1,742	1,440
Auction rate securities	16	22	52
Total tax-exempt municipal securities	2,856	2,726	2,433
Residential mortgage-backed
Prime residential mortgages	41	45	53
Alt-A residential mortgages	2	2	2
Sub-prime residential mortgages	1	1	1
Total residential mortgage-backed	44	48	56
Commercial mortgage-backed	381	388	321
Asset-backed securities	83	108	150
Corporate securities
Financial services	692	898	891
Other	2,888	2,706	2,141
Total corporate securities	3,580	3,604	3,032
Redeemable preferred stocks	-	5	5
Total investment portfolio	$10,830	$13,580	$10,046

S-17

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in millions

	December 31,	September 30,	December 31,
	2011	2011	2010
Detail of benefits payable
IBNR and other benefits payable (J)	$2,849	$2,822	$2,753
Unprocessed claim inventories (K)	280	419	374
Processed claim inventories (L)	119	94	65
Payable to pharmacy benefit administrator (M)	167	157	22
Benefits payable, excluding military services	3,415	3,492	3,214

Military services benefits payable (N)	339	376	255
Total Benefits Payable	$3,754	$3,868	$3,469

	Year Ended	Nine Months Ended	Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Year-to-date changes in benefits payable, excluding military services (O)

Balances at January 1	$3,214	$3,214	$2,943

Acquisitions	29

Incurred related to:
Current year	25,821	19,476	24,186
Prior years (P)	(372)	(318)	(434)
Total incurred	25,449	19,158	23,752

Paid related to:
Current year	(22,729)	(16,301)	(21,269)
Prior years	(2,548)	(2,579)	(2,212)
Total paid	(25,277)	(18,880)	(23,481)

Balances at end of period	$3,415	$3,492	$3,214

	Year Ended	Nine Months Ended	Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$25,449	$19,158	$23,752
Military services benefit expense	3,247	2,512	3,059
Future policy benefit expense (Q)	127	91	306
Consolidated Benefit Expense	$28,823	$21,761	$27,117

S-18

Humana Inc.
Benefits Payable Statistics (R)

Receipt Cycle Time (S)
	2011	2010	Change	Percentage Change
1st Quarter Average	13.8	13.8	0.0	0.0%
2nd Quarter Average	13.8	13.9	(0.1)	-0.7%
3rd Quarter Average	13.6	13.9	(0.3)	-2.2%
4th Quarter Average	14.0	13.6	0.4	2.9%
Full Year Average	13.8	13.8	0.0	0.0%

Unprocessed Claims Inventories

Date	Estimated Valuation (millions)	Claim Item Counts (000s)	Number of Days on Hand
12/31/2009	$323	776	4.3
3/31/2010	$426	1,092	5.6
6/30/2010	$434	1,009	4.9
9/30/2010	$429	1,064	5.2
12/31/2010	$374	981	5.0
3/31/2011	$482	1,197	6.0
6/30/2011	$410	1,093	5.1
9/30/2011	$419	1,272	5.7
12/31/2011	$280	599	2.8

S-19

Humana Inc.
Benefits Payable Statistics (Continued) (R)

Days in Claims Payable (T)
Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
12/31/2009	55.4	(4.0)	-6.7%	62.1	(4.4)	-6.6%
3/31/2010	54.2	(0.4)	-0.7%	60.8	(0.1)	-0.2%
6/30/2010	57.0	0.9	1.6%	64.3	2.8	4.6%
9/30/2010	57.8	1.6	2.8%	64.5	1.8	2.9%
12/31/2010	53.5	(1.9)	-3.4%	60.0	(2.1)	-3.4%
3/31/2011	55.5	1.3	2.4%	61.8	1.0	1.6%
6/30/2011	56.0	(1.0)	-1.8%	62.0	(2.3)	-3.6%
9/30/2011	54.2	(3.6)	-6.2%	59.5	(5.0)	-7.8%
12/31/2011	52.5	(1.0)	-1.9%	58.3	(1.7)	-2.8%

Year-to-Date Change in Days in Claims Payable (U)
			2011	2010
DCP - beginning of period			53.5	55.4
Components of change in DCP:
Change in unprocessed claims inventories			(2.3)	0.8
Change in processed claims inventories			0.8	0.3
Change in pharmacy payment cutoff			0.6	(2.9)
All other			(0.1)	(0.1)
DCP - end of period			52.5	53.5

S-20

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
4Q11 Earnings Release

(A) The Medicaid and other category includes the company’s Medicaid business as well as the closed block of long-term care.
(B) The ASO and other category is primarily comprised of ASO fees and other ancillary services fees.
(C) The operating cost ratio is defined as operating costs as a percent of total revenues excluding investment income.
(D) LI-NET is the CMS Limited Income Newly Eligible Transition program, operated by Humana, to provide Part D prescription drug coverage for all uncovered Full Duals and SSI-only beneficiaries on a retroactive basis and all uncovered LIS eligible beneficiaries on a current basis.
(E) Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(F) Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(G) Military services revenues are generally not contracted on a per-member basis.
(H) Includes premiums associated with Medicaid and the closed block of long-term care as well as services revenue.
(I) Duration is the time-weighted average of the present value of the fixed income portfolio cash flows.
(J) IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(K) Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(L) Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(M) The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 8 days (8(th), 16(th), and 24th of month) and the last day of the month.
(N) Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(O) The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.
(P) Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.
(Q) Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(R) Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(S) The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 92% of the company's fully-insured medical claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(T) A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.
(U) DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

S-21

CONTACT:
Humana Inc.
Investor Relations:
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications:
Tom Noland, 502-580-3674
Tnoland@humana.com